Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his respective capacity as an officer of Envirotech Vehicles, Inc., that the Annual Report on Form 10-K of Envirotech Vehicles, Inc. for the year ended December 31, 2022 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Envirotech Vehicles, Inc.

Date: September 25, 2023	By:	/s/ Phillip W. Oldridge
Phillip W. Oldridge Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)

Date: September 25, 2023	By:	/s/ Douglas M. Campoli
Douglas M. Campoli Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)